EXHIBIT 21
                                                                      ----------

                           SUBSIDIARIES OF THE COMPANY



                  NAME                                     STATE OF ORGANIZATION
         ----------------------------                      ---------------------
         Bactolac Pharmaceutical Inc.                               Delaware

         ANI Pharmaceuticals, Inc.                                Mississippi








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